UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 23, 2014

DYAX CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-24537	04-3053198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Network Drive
Burlington, MA 01803
(Address of Principal Executive Offices) (Zip Code)

(617) 225-2500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.         Regulation FD Disclosure.

Dyax Provides Update on Phase 1b study of DX-2930 in Patients with Hereditary Angioedema

Dyax Corp. (“Dyax”) is currently enrolling patients with hereditary angioedema (HAE) Types I and II into an international study of DX-2930, its fully human monoclonal antibody directed against plasma kallikrein. The trial is a double-blinded, placebo-controlled, multiple ascending dose study.  Patients are enrolled sequentially into unique dose groups and dose escalation occurs after a safety data review.  Planned dose groups include 30 mg, 100 mg and 300 mg.  Each cohort is intended to include at least 4 DX-2930-treated patients and 2 placebo-treated patients.  Patients are administered DX-2930 or placebo by subcutaneous injection.  Each study subject receives two doses of study drug or placebo separated by 14 days and will undergo approximately 15 weeks of follow-up after the second dose.  The primary purpose of this study is to assess the safety, tolerability and pharmacokinetics of DX-2930 in HAE patients.

At this time, the first two cohorts (30 mg and 100 mg) are fully enrolled and Dyax expects that the third cohort will be enrolled by the end of the third quarter.  In light of this progress, Dyax is considering the possibility of expanding the study in accordance with the provisions included in the protocol, which envisioned the possibility of expanding the trial to include additional dose groups and/or additional patients at any dose group.  Total enrollment can be increased to as many as 36 patients and any data from additional patients could be used to expand the DX-2930 safety data base and provide potentially informative pharmacodynamics data.

A formal decision and final design of any such potential study extension will be made by Dyax following its receipt of the report from the data safety committee after accrual and follow-up of the 300 mg dose group.

Cautionary Statement Concerning Forward-Looking Statements

Certain information included in this current report is forward-looking in nature within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding Dyax’s plans, strategies and outlook, including the results of Dyax’s Phase 1b study of DX-2930 in patients with HAE (the “Study”), the timing of enrollment in the Study, the outcome of Dyax’s safety, tolerability and pharmacokinetics assessments, the possible expansion of the Study and the on-going clinical development of DX-2930. We often use words or phrases of expectation or uncertainty like “believe,” “anticipate,” “plan,” “expect,” “intent,” “project,” “future,” “may,” “will,” “could,” “would” and similar words to help identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions related to the on-going clinical development of DX-2930. Any statement that is not a statement of historical fact should be considered a forward-looking statement. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and may not be able to be realized. The forward-looking statements in this report are based on our current good faith beliefs; however, actual results may differ due to the unpredictability of various factors, including the results of the Study, the on-going enrollment of Dyax’s current cohorts, and the availability of additional patients to enroll in future dose groups. Dyax does not guarantee that the events described will happen as described (or that they will happen at all). All forward-looking statements in this report apply as of the date of this report or as of the date they were made and, except as required by applicable law, Dyax disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors of new information, data or methods, future events or other changes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYAX CORP.

Dated: September 23, 2014	By:	/s/ Andrew Ashe
Andrew Ashe
Executive Vice President and General Counsel